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                                                                      EXHIBIT 16


October 26, 1998


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Medical Science Systems, Inc.
     File No. 94-3123681

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Medical Science Systems, Inc. dated October 26, 1998, and agree with the statements contained therein.

Very truly yours,


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP